Exhibit 10.258

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into effective as of December 13, 2007, by and between NNN MET CENTER 10, LLC (as successor-in-interest to Met Center Partners-6, Ltd.) (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent”) for Landlord, PPD DEVELOPMENT, LP (“Tenant”) and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC. (“Guarantor”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Industrial/Warehouse Lease Agreement dated effective June 18, 2004 (as amended by that First Amendment To Lease Agreement and that Second Amendment To Lease Agreement, the “Lease”), pertaining to the lease of certain premises located in Travis County, Texas, consisting of approximately 211,269 gross square feet of space in Building Ten in the MetCenter development (the “Project”);

WHEREAS, Tenant desires to lease and demise from Landlord, and Landlord desires to lease and demise to Tenant, certain additional space in the Building in accordance with the terms and provisions hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. 2nd Expansion Space. Landlord hereby leases and demises to Tenant the area (the “2nd Expansion Space”) containing approximately 13,710 gross square feet of space on the first floor of the Building, the 2nd Expansion Space being more particularly described in Exhibit A attached hereto, for a term commencing on March 1, 2008 (the “2nd Expansion Space Commencement Date”) and continuing until the Expiration Date (June 30, 2015). The 2nd Expansion Space shall, for all purposes, be deemed to be included within the term “Leased Premises” as used in the Lease and shall be subject in all respects to the terms, provisions and conditions set forth therein; provided, however, that the 2nd Expansion Space hereby demised to Tenant is accepted by Tenant in an “AS-IS, WHERE-IS” condition. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to cause the current occupant of the 2nd Expansion Space, the Texas Parks & Wildlife Department, to vacate and surrender the 2nd Expansion Space prior to March 1, 2008 (the date of expiration of the Texas Parks & Wildlife Department lease). In the event the Texas Parks & Wildlife Department vacates and surrenders the 2nd Expansion Space prior to March 1, 2008, Landlord shall deliver the 2nd Expansion Space to Tenant on the first (1st) business day following the date upon which the Texas Parks & Wildlife Department vacates and surrenders the 2nd Expansion Space to Landlord and such date of delivery to Tenant shall be deemed to be the 2nd Expansion Space Commencement Date; but only so long as (i) Landlord has given Tenant at least thirty (30) days prior written notice of such earlier 2nd Expansion Space Commencement Date and (ii) such earlier 2nd Expansion Space Commencement Date does not occur prior to February 1, 2008.

2. Base Rent. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that, as of the 2nd Expansion Space Commencement Date, the Base Rent applicable to the 2 nd Expansion Space shall be as follows:

Period	Monthly Base Rent	Annual Base Rent
03/01/08 - 10/31/08	$10,853.75	$130,245.00	[1]
11/01/08 - 10/31/09	$11,425.00	$137,100.00	[2]
11/01/09 - 10/31/10	$11,996.25	$143,955.00	[3]
11/01/10 - 10/31/11	$12,567.50	$150,810.00	[4]
11/01/11 - 10/31/12	$13,138.75	$157,665.00	[5]
11/01/12 - 10/31/13	$13,710.00	$164,520.00	[6]
11/01/13 - 10/31/14	$14,281.25	$171,375.00	[7]
11/01/14 - 06/30/15	$14,852.50	$178,230.00	[8]

[1]	(being $9.50 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[2]	(being $10.00 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[3]	(being $10.50 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[4]	(being $11.00 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[5]	(being $11.50 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[6]	(being $12.00 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[7]	(being $12.50 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)
[8]	(being $13.00 multiplied by the approximate number of total 13,710 gross square feet of the total second Expansion Space)

Total Base Rent applicable to the 2nd Expansion Space shall be paid in accordance with the terms of the Lease.

3. Tenant’s Proportionate Share; Tenant’s Additional Rent. Landlord and Tenant acknowledge and agree that, as of the 2nd Expansion Space Commencement Date, Tenant’s Proportionate Share shall be increased to 65.10%. On the 2nd Expansion Space Commencement Date, Tenant shall commence to pay Additional Rent for the 2nd Expansion Space in accordance with the terms of the Lease. The square feet in the 2nd Expansion Space has been calculated and is hereby stipulated for all purposes hereof to be as set forth herein, whether the same should be more or less as a result of minor variations.

4. Tenant’s Parking. As of the 2nd Expansion Space Commencement Date, the number of parking space for Tenant within the parking lot as shown on Exhibit A attached to the Lease shall be 1,102 parking spaces, Tenant’s parking being increased by the addition of 46 parking spaces (the 23 reserved spaces formerly used by Texas Parks and Wildlife as depicted on Exhibit A-2 attached to this Amendment and 23 unreserved spaces within the parking lot as shown on Exhibit A attached to the Lease).

5. Broker’s Commissions. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this

Amendment other than Atlantis Properties and Equis Corporation, whose commissions shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

6. Miscellaneous.

a. All terms and conditions of the Lease not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any inconsistencies between this Amendment and the terms of the Lease, the terms set forth in this Amendment shall govern and control. Except as expressly amended hereby, the Lease shall remain in full force and effect as of the date thereof.

b. This Amendment may be executed in one or more counterparts which shall be construed together as one document.

c. Captions used herein are for convenience only and are not to be utilized to ascribe any meaning to the contents thereof. Unless defined differently herein or the context clearly requires otherwise, all terms used in this Amendment shall have the meanings ascribed to them under the Lease.

d. This Amendment (i) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

e. Except for the Lease, there are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises

f. The Lease is in full force and effect and Tenant is in possession of the Premises.

g. To Tenant’s actual knowledge no default exists under the Lease by Landlord. All improvements required to be made by the Landlord under the terms of the Lease have been satisfactorily completed. Except as expressly set forth in this Amendment, there are no remaining concessions, bonuses, free months’ rental, rebates, or other matters affecting the rental for Tenant.

h. To Tenant’s actual knowledge, Tenant has no claim or demand against Landlord.

i. Notwithstanding anything stated above, Tenant does not waive any of its rights contained in Section 3.1 (c) of the Lease or the ability to make any claims against Landlord under such provisions.

[SIGNATURE PAGE(S) FOLLOW]

[Signature Page for that Third Amendment To Lease Agreement]

EXECUTED as of the date first written above.

LANDLORD:

TRIPLE NET PROPERTIES REALTY, INC., AGENT FOR LANDLORD

By:	/s/ Ross Crow
Name:	Ross Crow
Title:	Regional Asset Manager

TENANT:

PPD DEVELOPMENT, LP

By:	PPD GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ William J. Sharbaugh
Name:	William J. Sharbaugh
Title:	President

GUARANTOR:

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:	/s/ William J. Sharbaugh
Name:	William J. Sharbaugh
Title:	Chief Operating Officer